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                                                                   EXHIBIT 10.12


                           AGREEMENT FOR AFFILIATION
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     THIS AGREEMENT FOR AFFILIATION ("Agreement") is entered into as of May 26,
1995, by RESORT CONDOMINIUMS INTERNATIONAL, INC., an Indiana corporation ("RCI"), VISTANA DEVELOPMENT, LTD., a Florida limited partnership ("Vistana"), RAYMOND L. GELLEIN, JR., a resident of the State of Florida ("Gellein") and JEFFREY A. ADLER, a resident of the State of Florida ("Adler").

     WHEREAS, RCI has assisted in obtaining certain financing for Vistana pursuant to a Loan Agreement of even date herewith between Vistana and Stark & Greenwood Capital (the "Loan Agreement") in the principal amount of $4,500,000 (the "Loan");

     WHEREAS, Gellein and Adler indirectly own and control Vistana;

     WHEREAS, Vistana is the owner and developer of certain timeshare properties known as the Vistana Resort in Lake Buena Vista, Florida, and Vistana's Beach Club located in Jensen Beach, Florida;

     WHEREAS, Vistana and RCI entered into an RCI Resort Affiliation Agreement, dated October 23, 1991, in which RCI agreed to provide exchange services for Vistana Resort and Vistana's Beach Club (the "1991 Affiliation Agreement");

     WHEREAS, the parties desire to amend the 1991 Affiliation Agreement; and

     WHEREAS, the parties desire to reach further agreements regarding the use of RCI as the exclusive exchange company for Vistana, Gellein and Adle r.

     NOW, THEREFORE, in consideration for RCI assisting Vistana in obtaining the Loan and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Vistana agrees to execute the First Amendment to RCI Resort Affiliation Agreement attached as Exhibit 1 to this Agreement.

     2. From the date hereof through May 26, 2001, and with respect to any other timeshare property or vacation club owned, developed or managed by Vistana or any Affiliate (as that term is defined in the Loan Agreement) of Vistana, Vistana shall execute,

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or, to the extent Vistana has a controlling interest (as defined below), Vistana shall cause the Affiliate to execute, a Resort Affiliation Agreement with RCI with an initial six (6) year term and with other terms and conditions substantially identical to the 1991 Affiliation Agreement as amended by the attached First Amendment to RCI Resort Affiliation Agreement.

     3. From the date hereof through May 26, 2001, and with respect to any timeshare property or vacation club owned, developed or managed by an entity in which Gellein or Adler, either individually or jointly, have a controlling interest, Gellein or Adler shall cause such entity to execute a Resort Affiliation Agreement with RCI with an initial six (6) year term and with other terms and conditions substantially identical to the 1991 Affiliation Agreement as amended by the attached First Amendment to RCI Resort Affiliation Agreement. As used in paragraph 2 and 3, "controlling interest" shall mean the right, directly or indirectly, to determine or dictate the management or policies of such entity. For entities in which either Gellein or Adler have a direct or indirect ownership interest but not a controlling interest, Gellein or Adler shall use commercially reasonable efforts to cause such entity to execute a Resort Affiliation Agreement described in this paragraph.

     4. The parties agree to keep confidential all information regarding the Loan except as required by law or as permitted by the Loan Agreement.

     5. This Agreement shall be construed and governed in accordance with the laws of the State of Indiana. The parties agree that all actions or proceedings arising out of this Agreement shall be litigated in the courts of Marion County, Indiana, or the United States District Court of the Southern District of Indiana.

     6. If any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining of provisions of this Agreement shall not in any way be affected or impaired thereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.


VISTANA DEVELOPMENT, LTD.

By: VISTANA CAPITAL HOLDINGS,          RESORT CONDOMINIUMS
    INC., a general partner            INTERNATIONAL, INC.


By:/s/ Raymond L. Gellein, Jr.         By:/s/ L. Steven Miller
   ----------------------------          -------------------------
                                         L. Steven Miller,President
Print Named: Raymond L. Gellein, Jr.

Title: Chairman of the Board


/s/ Raymond L. Gellein, Jr.
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Raymond L. Gellein, Jr.


/s/ Jeffrey A. Adler
-------------------------------
Jeffrey A. Adler

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